Exhibit 23

Consent and Report on Schedule of Independent Registered Public Accounting Firm

The Board of Directors

The Cooper Companies, Inc.:

Under the date of December 22, 2006, we reported on the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries (the “Company”) as of October 31, 2006 and 2005, and the related statements of income, cashflows, and stockholders’ equity and comprehensive income for each of the years in the three-year period ended October 31, 2006, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule, Schedule II – Valuation and Qualifying Account. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in registration statement Nos. 33-11298, 33-50016, 333-22417, 333-25051, 333-27639, 333-34206, 333-40431, 333-48152, 333-80795, and 333-108066 on Forms S-3, Registration Statement No. 333-118422 on Form S-4 and Registration Statement Nos. 33-27938, 33-36325, 33-36326, 333-58839, 333-67954, 333-101366, 333-104346, 333-115520, 333-133719 and 333-133720 on Forms S-8 of The Cooper Companies, Inc. of our reports dated December 22, 2006, with respect to the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries as of October 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended October 31, 2006, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2006, and the effectiveness of internal control over financial reporting as of October 31, 2006, which reports appear in the October 31, 2006, annual report on Form 10-K of The Cooper Companies, Inc.

As discussed in Note 1 to the consolidated financial statements, effective November 1, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, applying the modified-prospective method.

/s/ KPMG LLP

San Francisco, California

December 22, 2006